Exhibit 23.3


                               CONSENT OF COUNSEL


         The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 3 to the Form SB-2 Registration Statement.


/s/Pennie & Edmonds
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PENNIE & EDMONDS

New York, New York
October 3, 1996